Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 21, 2007, and December 29, 2008, relating to the financial statements and financial highlights of the S&P 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, and Large Cap Equity Fund (four of the portfolios constituting North Track Funds, Inc.), appearing in the Annual Reports of North Track Funds, Inc. for the year ended October 31, 2007, and October 31, 2008, respectively, references to us in the North Track Prospectus dated as of March 1, 2008, as amended from time to time, which is incorporated by reference in this Registration Statement, under the heading "Independent Registered Public Accounting Firm" in the North Track Statement of Additional Information dated as of March 1, 2008, as amended from time to time, which is incorporated by reference in this Registration Statement and under the heading Proposals 1, 2, 3, and 4: Reorganizations of the Acquired Funds into the Acquiring Funds – Comparison of Service Providers in the Prospectus/Proxy Statement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, WI

February 23, 2009